Delaware Group Income Funds
N-SAR

Exhibit List


Exhibit		Reference

77.Q1	Matters submitted to a vote
of security holders incorporated
into this filing by reference to a
497(e) filing, two DEF/A-14A
filings and a 425 filing, which
occurred on April 24, 2006, May 5,
2006, May 17, 2006 and June 6,
2007, respectively.